Exhibit 99.1
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           Raser Technologies, Inc. and U.S. Army Research Laboratory
                       Finalize ISA Design Contract Award


PROVO, Utah--(BUSINESS WIRE)--Feb. 15, 2005--Raser Technologies, Inc. (OTCBB:RSTG - News; the "Company"), a technology licensing company that develops and licenses advanced electric motor, controller and related technologies today announced the U.S. Army Research Laboratory has executed a Small Business Innovation Research (SBIR) Phase One contract with Raser Technologies. Under this contract Raser will develop the conceptual design and performance predictions for two Integrated Starter Generators/Alternators (ISAs).

The ISAs will be designed to provide acceleration support and mobile power generation integrated within a vehicle's drive train using Raser's advanced alternating current (AC) induction technology called Symetron(TM).

The ISAs will be pancake shaped, in-line motors, which will be sized appropriately for existing and/or future military wheeled vehicles. The two designs will demonstrate Raser's ability to meet the Army's demanding output power and torque requirements and the ability to scale that technology to a range of Future Combat Systems vehicles.

This initial contract is the first phase of a multi-phased program that will demonstrate the improved performance achievable from Raser-designed ISAs. These ISAs could be produced in quantity to meet the requirements of the Army, while making this technology available for commercial applications and other mild hybrid electric vehicles. The adoption of ISAs is as an emerging trend for larger commercial vehicles.

Raser has developed and demonstrated electromagnetic technologies that can produce performance from an AC induction motor that is superior to competing state-of-the-art traction motors which employ costly and difficult to use permanent magnet materials.

Raser's Chief Technologies Officer, Mr. Timothy Fehr commented, "We look forward to demonstrating a high performance, affordable technology to the Army that may contribute significantly to operational efficiencies through mobile power generation, eliminating support vehicles, and improving fuel economy for Future Tactical Vehicles while making this new technology available for commercial applications."

For more information refer to: http://www.aro.army.mil/arowash/rt/sbir/sbir.htm

About Raser Technologies

Formed in 2003, Raser Technologies believes that its pending patents and proprietary intellectual property cover breakthrough technologies. Raser's Symetron(TM) technologies more efficiently harness's electrical energy in electric motors, controllers, alternator and generator technologies. Application of Symetron(TM) generally requires simple changes to existing products, but yields significant increases in power, performance and efficiency without the use of exotic materials. Further information on Raser Technologies, Inc. may be found at: www.rasertech.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: the designs of the ISAs; the Company's beliefs about the ISA technology, and its performance capabilities; the Company's intentions with respect to the development of its intellectual property portfolio, the Company's beliefs with respect to the benefits of its technologies, and the prospects for benefits to the government and commercial application of the technology. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, our limited operating history and history of losses, our inability to successfully license our technology, our inability to successfully obtain further research and development funding opportunities from military and government programs, our inability to raise capital on terms acceptable to us, our inability to achieve commercial acceptance of our technology, our inability to compete effectively in the marketplace, our inability to improve or implement effective systems, procedures and controls, the strength of our patents and other intellectual property and those of our competitors, our inability to protect our intellectual property, our inability to attract, train and retain key personnel, and such other risks as identified in our quarterly report on Form 10-QSB for the period ended September 30, 2004, as filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

[GRAPHIC OMITTED]
Contact:

Raser Technologies, Inc.
William Dwyer, 801-765-1200
investorrelations@rasertech.com
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www.rasertech.com
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or
Investors Stock Daily, Inc.
Jody Janson, 585-232-5440
jody@istockdaily.com
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www.istockdaily.com
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